SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-1

Registration Statement Under

THE SECURITIES ACT OF 1933

      WADENA CORP.
 (Exact name of registrant as specified in charter)

             Nevada

           8082

 (State or other jurisdiction

(Primary Standard Classi-

(IRS Employer

     of incorporation)

       fication Code Number)

 I.D. Number)

750 N. San Vicente, Suite 800 West

West Hollywood, CA  90069
                      (818) 855-8199

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive officers)

Joseph Isaacs

750 N. San Vicente, Suite 800 West

West Hollywood, CA  90069
                              (818) 855-8199

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

William T. Hart, Esq.

Hart & Hart, LLC

1624 Washington Street

Denver, Colorado  80203

303-839-0061

As soon as practicable after the effective date of this Registration Statement

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b2 of the Exchange Act.

Large accelerated filer   [  ]

Accelerated filer   [  ]

Non-accelerated filer     [  ]

Smaller reporting company  [X]

   (Do not check if a smaller reporting company)

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.      [  ]

CALCULATION OF REGISTRATION FEE

Title of each

Proposed

Proposed

 Class of

Maximum

Maximum

Securities

    Securities

Offering

Aggregate

Amount of

   to be

       to be

Price Per

 Offering

Registration

Registered

   Registered

 Share (1)

    Price

      Fee

Common Stock (2)

66,509,000

$0.05

$3,325,450

$415

(1)

Offering price computed in accordance with Rule 457.

(2)

Shares of common stock offered by selling shareholders.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

WADENA CORP.

Common Stock

By means of this prospectus, a number of our shareholders are offering to sell up to 66,509,000 shares of our common stock.

We will not receive any proceeds from the sale of the common stock by the selling shareholders.  We will pay for the expenses of this offering which are estimated to be $40,000.

As of the date of this prospectus there was no public market for our common stock and a market for our common stock may not develop in the future.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

The date of this prospectus is September ____, 2018.

PROSPECTUS SUMMARY

We plan to own and operate medical and adult marijuana cultivation facilities, manufacturing facilities and dispensaries in California.  The first step in our business plan is to acquire licenses to cultivate, manufacture and dispense marijuana.  We currently have an agreements with LGM, Incorporated to acquire licenses LGM may be awarded by the state of California in Long Beach and the City of Commerce.  LGM has applied for licenses to operate cultivation and manufacturing facilities, as well as dispensaries in these two cities.

As of August 31, 2018 we had 145,259,000 outstanding shares of common stock.  The number of our outstanding shares does not include shares issuable upon the conversion of notes or the exercise of outstanding options and warrants.  See the section of this prospectus captioned “Description of Securities” for more information concerning these securities.

The Offering

In October 2013 we sold 62,775,000 shares of our common stock to a group of investors in a private offering.

Between May and July 2018 we sold 3,734,000 shares of our common stock to a group of investors in a private offering.

These shares are being offered to the public by means of this prospectus.  Until a market develops for our common stock, these shares may be sold at a price of $0.05 per share. If and when our common stock becomes quoted on the over-the-counter market, the shares owned by the selling shareholders may be sold at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

The purchase of the securities offered by this prospectus involves a high degree of risk.  Risk factors include the lack of any relevant operating history, losses since we were incorporated, and the need for us to sell shares of our common stock, or other securities, to raise capital.  See the “Risk Factors” section of this prospectus for additional Risk Factors.

Forward-Looking Statements

This prospectus contains "forward-looking statements," as that term is used in federal securities laws, concerning our financial condition, results of operations and business.  These statements include, among others:

•

statements concerning the benefits that we expect will result from our business activities; and

•

statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this prospectus.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied in those statements.  Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied.  We caution you not to put undue reliance on these statements, which speak only as of the date of this prospectus.  Further, the information contained in this prospectus, or incorporated herein by reference, is a statement of our present intention and is based on present facts and assumptions, and may change at any time.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act.  An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies.  These provisions include:

•

a requirement to have only two years of audited financial statements and only two years of related MD&A;

•

reduced disclosure concerning executive compensation arrangements;

•

exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxely Act of 2002; and

•

No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have taken advantage of some of these exemptions in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Act”) for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements contained in this Form S-1 may not be comparable to companies that comply with public company effective dates. The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply to our filings for so long as our Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in rule 12b-2 under the exchange act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700.

RISK FACTORS

Investors should be aware that this offering involves certain risks, including those described below, which could adversely affect the value of our common stock.  We do not make, nor have we authorized any other person to make, any representation about the future market value of our common stock.  In addition to the other information contained in this prospectus, the following factors should be considered carefully in evaluating an investment in our securities.

We may never be profitable.  Since we have an unproven business plan, it is difficult for potential investors to evaluate our business.  There can be no assurance that we will be profitable or that the securities which may be sold in this offering will have any value.

We need capital to implement our business plan.  We do not know what the terms of any future capital raising may be but any future sale of our equity securities will dilute the ownership of existing stockholders and could be at prices substantially below the market price of our common stock, should a market develop.  Our failure to obtain the capital we require may result in in our inability to operate.  We will not receive any proceeds from the sale of our common stock by the selling shareholders.

We may be unable to acquire the licenses that are critical to our proposed business.  Our business plan involves the acquisition of licenses which allow for the cultivation, manufacture and sale of marijuana in California.  There can be no assurance that we will be able to obtain any of these licenses.

Our proposed business is dependent on laws pertaining to the marijuana industry. Continued development of the marijuana industry is dependent upon continued legislative authorization of marijuana at the state level.  Any number of factors could slow or halt progress in this area.  Further, progress for the industry, while encouraging, is not assured.  While there may be ample public support for legislative action, numerous factors impact the legislative process.  Any one of these factors could slow or halt use of marijuana, which would negatively impact our proposed business.

As of the date of this prospectus, 30 states and the District of Columbia allow its citizens to use medical marijuana. Voters in the states of Colorado, Washington, Alaska, Oregon, Nevada, California, Massachusetts, Maine and the District of Columbia have approved ballot measures to legalize cannabis for adult use.  However, the state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level.

Further, and while we do not intend to harvest, distribute or sell cannabis, if we lease buildings to growers of marijuana we could be deemed to be participating in marijuana cultivation, which remains illegal under federal law, and exposes us to potential criminal liability, with the additional risk that our properties could be subject to civil forfeiture proceedings.

The marijuana industry faces strong opposition.  It is believed by many that large well-funded businesses may have a strong economic opposition to the marijuana industry.  We believe that the pharmaceutical industry clearly does not want to cede control of any product that could generate significant revenue.  For example, medical marijuana will likely adversely impact the existing market for the current “marijuana pill” sold by mainstream pharmaceutical companies.  Further, the medical marijuana industry could face a material threat from the pharmaceutical industry, should marijuana displace other drugs or encroach upon the pharmaceutical industry’s products.  The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana movement.  Any inroads the pharmaceutical industry could make in halting or impeding the marijuana industry could have a detrimental impact on our proposed business.

Marijuana remains illegal under Federal law.  Marijuana is a schedule-I controlled substance and is illegal under federal law.  Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law.  Since federal law criminalizing the use of marijuana preempts state laws that legalize its use, strict enforcement of federal law regarding marijuana would likely result in our inability to proceed with our business plan.

The previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. In this regard, the prior DOJ Deputy Attorney General of the Obama administration issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the Controlled Substances Act.  The Cole Memo noted that the Department of Justice is committed to using its investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way.

On January 4, 2018, the U.S. Attorney General Jeff Sessions issued the Sessions Memo stating that the Cole Memo was rescinded effectively immediately. In particular, Mr. Sessions stated that “prosecutors should follow the well-established principles that govern all federal prosecutions,” which require “federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” Mr. Sessions went on to state in the memorandum that “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.”

It is unclear at this time whether the Sessions Memo indicates that the Trump administration will strongly enforce the federal laws applicable to cannabis or what types of activities will be targeted for enforcement.  While we do not currently harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement policies of the federal government depending on the nature of such change.

See the “Business – Government Regulation” section of this prospectus for more information.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations.  Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations.  In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business.   We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Persons that may rent properties from, or otherwise do business with us, may have difficulty accessing the service of banks, which may make it difficult to conduct business.  As discussed above, the use of marijuana is illegal under federal law.  Therefore, most banks do not accept for deposit funds from the legal cannabis industry and therefore do not do business with the entities involved in the cannabis industry.  The inability of people that may rent properties from, or otherwise do business with us, to open accounts and otherwise use the services of banks may have a material adverse effect on our business operations since these entities will be required to pay us in cash or with money orders.  Since the monthly rent or fees we may charge could be substantial, paying in cash or with money orders may be difficult.

We may have difficulty using bankruptcy courts due to our involvement in the legal cannabis industry.  We have no current plans and no current need to seek bankruptcy protection. However, in the event we ever need to seek bankruptcy protection, we may have difficulty accessing bankruptcy courts considering our involvement in the legal cannabis industry. In September 2014, the U.S. Bankruptcy Court in Denver, Colorado, in the matter of In re Frank Arenas and Sarah Arenas, 14-11406-HRT (Bankr. D. Co. 2014), denied bankruptcy protection to the individuals in the business of growing and storing marijuana in a commercial building in Denver, Colorado. The building had been partially leased to a corporate entity that operated a marijuana dispensary. The U.S. Bankruptcy Court ruled that, although the activities of Mr. and Mrs. Arenas were legal under Colorado law, they were violating the federal Controlled Substances Act. The U.S. Bankruptcy Court denied protection to the debtors under both bankruptcy liquidation and reorganization because marijuana is illegal under federal law. Therefore, even though we are not in the business of growing, and storing or selling marijuana, in the event we ever need to seek protection under the bankruptcy laws, our involvement in the legal cannabis industry may prevent us from obtaining such relief.

Potential competitors could duplicate our business model.  There is no aspect of our business which is protected by patents, copyrights, trademarks, or trade names.  As a result, potential competitors could duplicate our business model with little effort.

We are dependent on our management team and the loss of any of these individuals would harm our business.  Our future success depends largely upon the management experience, skill,

and contacts of our officers and directors.  The loss of the services of either of these officers, whether as a result of death, disability or otherwise, may have a material adverse effect upon our business.

The applicability of "penny stock rules" to broker-dealer sales of our common stock may have a negative effect on the liquidity and market price of our common stock.  Trading in our shares is subject to the "penny stock rules" adopted pursuant to Rule 15g-9 of the Exchange Act, which apply to companies that are not listed on an exchange and whose common stock trades at less than $5.00 per share or which have a tangible net worth of less than $5,000,000, or $2,000,000 if they have been operating for three or more years. The penny stock rules impose additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the penny stock rules may affect the ability of broker-dealers to sell shares of common stock and may affect the ability of shareholders to sell their shares in the secondary market, as compliance with such rules may delay and/or preclude certain trading transactions. The rules could also have an adverse effect on the market price of our common stock.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. Many brokers may be unwilling to engage in transactions in our common stock because of the added disclosure requirements, thereby making it more difficult for shareholders to dispose of their shares. You may also find it difficult to obtain accurate information about, and/or quotations as to the price of our common stock.

We may issue shares of preferred stock that would have a liquidation preference to our common stock.  Our articles of incorporation currently authorize the issuance of 5,000,000 shares of our preferred stock.  The board has the power to issue shares without shareholder approval, and such shares can be issued with such rights, preferences, and limitations as may be determined by our board of directors.  The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of any holders of preferred stock that may be issued in the future.  We presently have no commitments or contracts to issue any shares of preferred stock.  Authorized and unissued preferred stock could delay, discourage, hinder or preclude an unsolicited acquisition of our company, could make it less likely that shareholders receive a premium for their shares as a result of any such attempt, and could adversely affect the market prices of, and the voting and other rights, of the holders of outstanding shares of our common stock.

Our auditors have expressed doubt as to our ability to continue in business.  The accompanying financial statements have been prepared assuming we will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. We had an accumulated deficit of $(442,083) at December 31, 2017 and $(513,287) at June 30, 2018.  We had a net loss of $(64,039) for the year ended December 31, 2017 and a net loss of $(71,204) for the six months ended June 30, 2018. In addition, our cash position may not be sufficient to support our operations.  These matters, among others, raise substantial doubt about our ability to continue as a going concern.

You may have difficulty selling shares of our common stock which you acquire in this offering.  Many securities brokers will not sell securities which:

•

are considered penny stocks

•

trade in the over-the-counter market, or

•

were issued by companies which are involved in the marijuana industry.

Further, for a securities broker which will, under certain circumstances sell securities which fall under any or all of the three categories listed above, the customer, before the securities broker will accept the shares for deposit, must often complete a questionnaire detailing how the customer acquired the shares, provide the securities broker with an opinion of an attorney concerning the ability of the shares to be sold in the public market, and pay a “legal review” fee which in some cases can exceed $1,000.

For these reasons, investors in this offering, if and when a public market develops for our common stock, may have difficulty selling shares of our common stock which they purchased in this offering.

DILUTION

As of June 30, 2018, our common stock had a negative net tangible book value of ($0.002) per share.  Our net tangible book value represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding on June 30, 2018.  If you invest in our common stock in this offering, your interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock in this offering and the negative net tangible book value per share of our common stock.

The following table illustrates per share dilution, assuming you purchased our shares at a price of $0.05 per share:

Public offering price per share

 $0.05

Negative net tangible book value per share as of June 30, 2018

$(0.002)

Dilution per share to investors participating in this offering

 $0.048

An investor purchasing shares in this offering at a price other than $0.05 per share, will suffer dilution equal in amount to the difference between the price paid for a share and our negative net tangible book value at the time of purchase.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

We are currently in the development stage and have not earned any revenues.

Results of Operations

Operating expenses for the years ended December 31, 2017 and 2016 were $64,039 and $95,578, respectively, and were comprised of principally legal and accounting costs, depreciation, and management fees.

Years Ended December 31, 2017 and 2016

Our loss during fiscal 2017 was less compared to fiscal 2016 due to a decline in consulting and management fees.

Six Months Ended June 30, 2018.

During the three and six months ended June 30, 2018 General and Administrative Expenses increased from the comparable periods in 2017 as a result of the change in our business plan.

Liquidity and Capital Resources

We have financed our cash requirements from the sale of common stock and by loans from non-affiliated third parties and related parties.   As of June 30, 2018 $283,500 had been loaned to the Company by related and unrelated parties.    The loans are unsecured, non-interest bearing and are payable on demand.

Our sources and (uses) of cash for the six months ended December 31, 2017 and 2016 were:

2017	2016
Cash (used in) operations	(35,059)	(70,704)
Proceeds from notes payable, related party	22,200	10,800
Proceeds from notes payable, unrelated parties	12,000	55,000
Repayments on notes payable, related party	(812)	-

Our sources and (uses) of cash for the six months ended June 30, 2018 and 2017 were:

	2018	2017
Cash (used in) operations	$(64,653)	$(23,947)
Sale of common stock	$150,000	--
Proceeds from advances, related party	$20,012	$13,500
Payment on advances, related party	$(19,000)	--
Proceeds from advances, unrelated party	$20,000	$12,000

We do not anticipate receiving cash flow from operations in the near future to satisfy our ongoing capital requirements. We are seeking financing in the form of equity capital in order to provide the necessary working capital. Our ability to meet our obligations and continue to operate as a going concern is highly dependent on our ability to obtain additional financing. We cannot predict whether this additional financing will be in the form of equity or debt, or be in another form. We may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, we may be unable to implement our current plans which circumstances would have a material adverse effect on our business, prospects, financial conditions and results of operations.

Between May and July, 2018, third party investors purchased 3,734,000 shares of our common stock at a price of $0.05 per share for gross proceeds of $186,700.

Our estimated capital requirements for the twelve months ending August 31, 2019 are:

Description

Amount

Build and equip two marijuana cultivation

and manufacturing facilities

$1,500,000

Payment of liabilities

$438,600

Operating expenses

$968,400

Due to our continuing losses from business operations, the independent auditor’s report dated March 29, 2018, includes a “going concern” opinion relating to the fact that our continuation is dependent upon obtaining additional working capital either through revenues or through outside financing.

Critical Accounting Policies

See Note 2 to the December 31, 2017 financial statements included as part of this prospectus for a discussion of our Critical Accounting Policies.

PROPOSED BUSINESS

We were incorporated in Nevada on January 21, 2011.  Since our incorporation, we have attempted to become involved in a number of business ventures, all of which were unsuccessful and which we have abandoned.

In February 2018 we decided to become involved in the marijuana industry.

We now plan to own and operate medical and adult marijuana cultivation facilities, manufacturing facilities and dispensaries in California.  The first step in our business plan is to acquire licenses to cultivate, manufacture and dispense marijuana.  We currently have an agreements with LGM, Org and Lean Green Machine, Inc. (collectively “LGM”) to acquire licenses LGM may be awarded by the state of California in the cities of Long Beach and the City of Commerce.  LGM has applied for licenses to operate cultivation and manufacturing facilities, in these two cities.  A cultivation and manufacturing license, awarded as a group, is known as a “micro license”.

If LGM is awarded a micro license for Long Beach, we will issue LGM 35,381,250 shares of our common stock in consideration for the assignment of the  license to us.

If LGM is awarded a micro license for the City of Commerce, we will issue LGM 35,381,250 shares of our common stock in consideration for the assignment of the  license to us.

We estimate that it will require six months and cost $750,000 to build and equip the cultivation and manufacturing facility in either Long Beach or the City of Commerce.

Our estimated costs to operate a cultivation/manufacturing facility are:

Description

Monthly Amount (1)

Nutrients/grow supplies

$10,000

Utilities

18,700

Product testing

2,500

Transportation

1,000

Labor

25,000

Security

2,500

Insurance

1,000

Rent

15,000

Legal

5,000

$80,700

(1)

Does not include licensing fees or state or local taxes, as the amounts will depend on the location of the cultivation/manufacturing facility.

If LGM is awarded only one license, or if LGM is not awarded any licenses we will attempt to acquire licenses from other persons who have either applied for or been granted marijuana licenses in California.  Although our preference is to acquire micro licenses, we may acquire separate cultivation, manufacturing or dispensary licenses.

We do not intend to acquire a license associated with a facility or dispensary which is in operation.

We may also apply for a marijuana cultivation, manufacturing or dispensary license in our own name.

J. Jacob Isaacs, our only officer and director, and the owner of 78,750,000 shares of our common stock, will sell to us, for $100, the same number of shares which we may issue to LGM.

California state law requires that all commercial cannabis businesses, including cultivators, dispensaries, delivery services, extractors, concentrate, edible and topical manufacturers, distributors, and testing laboratories hold a state license in order to operate.  Marijuana in California is legal for both medical and recreational use.  However, retailers need separate licenses to sell medical and recreational marijuana.

CalCannabis Cultivation Licensing, a division of the California Department of Food and Agriculture (CDFA), licenses and regulates commercial cannabis cultivators in California. CalCannabis also manages the state's track-and-trace system, which tracks all commercial cannabis and cannabis products—from cultivation to sale.  Any person or entity who wishes to engage in commercial cannabis cultivation must submit an application package, which includes a completed application form, all required documentation and a non-refundable application fee.

The Bureau of Cannabis Control (Bureau) is the lead agency in regulating commercial cannabis licenses for medical and adult-use cannabis in California. The Bureau is responsible for licensing retailers, distributors, testing labs, and temporary cannabis events.

The Manufactured Cannabis Safety Branch, a division of the California Department of Public Health (CDPH), is responsible for regulating and licensing the manufacturers of cannabis-infused edibles for both medical and nonmedical use.

The first step in obtaining licensing for a cannabis business in California is selecting a location or locations for the business since state licensing requires that a business have approval from the local government where the business is located. The permitting process, fees, and tax rates vary tremendously and local city and county governments can restrict or ban cannabis businesses in their jurisdiction. Every location has different rules on where cannabis businesses can locate, based on zoning, proximity to schools and other sensitive locations, and types of licenses allowed.

Market Conditions

Marijuana sales in North America reached $7.97 billion in 2017, compared to $6.73 billion in 2016, according to ArcView Market Research/BDS Analytics. The research firm projects sales to jump to $21.6 billion by 2021, representing a 26% compound annual growth rate (CAGR).

 Adult-Use marijuana is now legal in seven states and the District of Columbia, and medical marijuana is legal in 30 states.

While the industry is growing rapidly, the cannabis industry faces major obstacles that challenge its growth and profitability. First, the cultivation of cannabis is a very capital-intensive enterprise. Many cannabis entrepreneurs do not have access to the capital required to build the infrastructure required to meet growing demand and sales projections. Traditional sources of financing, such as banks, are not available currently to cannabis producers and retailers. Second, as explained below, marijuana is illegal under federal law.

Federal Government Regulation

Marijuana is a Schedule-I controlled substance and is illegal under federal law.  Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law.

A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse.  However, the Department of Justice defines Schedule 1 controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.”  If the federal government decides to enforce the Controlled Substances Act  with respect to marijuana, persons that are charged with distributing, possessing with intent to distribute, or growing marijuana could be subject to fines and terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

As of August 20, 2018, 30 states and the District of Columbia allow their citizens to use Medical Marijuana.  Additionally, 7 states and the District of Columbia have legalized cannabis for recreational use by adults.  However, the state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level.

The previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. In this regard, the prior DOJ Deputy Attorney General of the Obama administration issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA.

The Cole Memo noted that the Department of Justice is committed to using its investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. In furtherance of those objectives, the Cole Memo provided guidance to Department of Justice attorneys and law enforcement to focus their enforcement resources on persons or organizations whose conduct interferes with any one or more of the following in preventing:

•

the distribution of cannabis to minors;

•

revenue from the sale of cannabis from going to criminal enterprises, gangs and cartels;

•

the diversion of cannabis from states where it is legal under state law to  states where it is not legal;

•

state-authorized cannabis activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

•

violence and the use of firearms in the cultivation and distribution of cannabis;

•

drugged driving and the exacerbation of other adverse public health consequences associated with cannabis use;

•

the growing of cannabis on public lands and the attendant public safety and environmental dangers posed by cannabis production on public lands; and

•

cannabis possession or use on federal property.

On January 4, 2018, the U.S. Attorney General Jeff Sessions issued the Sessions Memo stating that the Cole Memo was rescinded effectively immediately. In particular, Mr. Sessions stated that “prosecutors should follow the well-established principles that govern all federal prosecutions,” which require “federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” Mr. Sessions went on to state in the memorandum that “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.”

It is unclear at this time whether the Sessions Memo indicates that the Trump administration will strongly enforce the federal laws applicable to cannabis or what types of activities will be targeted for enforcement.

However, on March 30, 2018 President Trump signed a $1.3 trillion budget bill that includes a provision that prevents the Justice Department, including the Drug Enforcement Administration, from using funds to arrest or prosecute patients, caregivers and businesses that are acting in compliance with state medical marijuana laws.  This provision, known as the Rohrabacher-Blumenauer Amendment, prohibits the Justice Department from using federal funds to interfere with state medical marijuana programs.

Competition

Currently, there are many other companies that are involved in the marijuana industry, many of which we consider to be our competition. Many of these companies have business plans similar to ours.  We expect that other companies will recognize the value of serving the marijuana industry and become our competitors.

General

Our offices are located at 750 N. San Vicente, Suite 800 West, West Hollywood, California  90069 and are rented for $1,800 per month.

As of August 31, 2018, we did not have any full time employees.

MANAGEMENT

Name

Age

Position

J. Jacob Isaacs

34

Chief Executive, Financial and Accounting Officer and a Director

Mr. Isaacs has served as our officer and director since August 2017. Mr. Isaacs served as the Chief Executive Officer, President, Chief Financial Officer and Secretary/Treasurer of Cumberland Hills, Ltd. since its inception in January 2010 until its subsequent merger in 2013. Since 2013 Mr. Isaacs has operated his own private consulting firm advising small companies on the process of going public. He is also active in restructuring corporations and arranging debt consolidations.

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until their successors are elected or appointed.  Our officers are appointed by our board of directors and serve at the discretion of the board.

We believe Mr. Isaacs is qualified to act as a director based upon his knowledge of business practices and, in particular, the regulations relating to public companies.

Mr. Isaacs is not independent as that term is defined in Section 803 of the NYSE MKT Company Guide.

We do not have a financial expert as that term is defined by the Securities and Exchange Commission.

Our Board of Directors does not have standing audit, nominating or compensation committees, committees performing similar functions, or charters for such committees. Instead, the functions that might be delegated to such committees are carried out by our Directors, to the extent required. Our Directors believe that the cost of associated with such committees, has not been justified under our current circumstances.

During the years ended December 31, 2017 and 2016 we did not compensate any person for serving as a director.

Executive Compensation

Name and principal position	Year	Salary ($)	Total ($)
J. Jacobs Isaacs (1) CEO, CFO and CAO	2017 2016	-- --	-- --
Robert Sawatsky, (3) Former President, CEO and CFO	2017 2016	-- --	-- --
Cort St. George (4) Former President, CEO, Secretary and CFO	2017 2016	-- 12,000	-- 12,000

(1)

Mr. Isaacs was initially appointed as a director and officer on August 16, 2016 and resigned on November 24, 2017.  Mr. Isaacs was reappointed as an officer and directors on January 11, 2018.

(2)

Mr. Yu was appointed as a director and officer on November 24, 2017 and resigned on January 11, 2018.

(3)

Mr. Sawatsky was appointed as a director and officer on March 9, 2016 and resigned on August 16, 2017.

(4)

Mr. St. George was appointed as an officer and director in March 2015 and resigned on March 9, 2016.

There have never been any grants of stock options to our officers or directors.

The following shows the amounts we expect to pay to our officer during the twelve months ended August 31, 2019 and the amount of time this person expects to devote to our business.

    Projected

Percent of time to be Devoted

Name

Compensation

  to the Company’s Business

J. Jacob Isaacs

$24,000

30%

Transactions with Related Parties

See Note 3 to the December 31, 2017 financial statements and Note 4 to the June 30, 2018 financial statements included as part of this prospectus.

PRINCIPAL SHAREHOLDERS

The following table shows the ownership, as of the date of this prospectus, of those persons owning beneficially 5% or more of our common stock and the number and percentage of outstanding shares owned by each of our directors and officers and by all officers and directors as a group.  Each owner has sole voting and investment power over their shares of common stock.

      Percent of

Name

Shares Owned

Outstanding Shares

J. Jacob Isaacs

78,750,000

55.6%

All officers and directors

as a group (one person)

78,750,000

55.6%

As described in the “Proposed Business” section of this prospectus, Mr. Isaacs will sell to us, for $100, the number of shares we issue to acquire marijuana licenses in California.

 SELLING SHAREHOLDERS

The persons in Group A, and named below, are offering 62,775,000 shares of our common stock by means of this prospectus.  These shares were acquired from us in a private offering completed in October 2013.

The persons in Group B, and named below, are offering 3,734,000 shares of our common stock by means of this prospectus.  These shares were acquired from us in a private offering between May and July 2018.

Name of Selling Shareholder	Shares Owned	Shares to be Sold in this Offering	Share Ownership after Offering

Group A

Vincent Andrews

1,800,000

1,800,000

--

Lashar Balfour

1,800,000

1,800,000

--

Leroy Burrows

4,050,000

4,050,000

--

Mildred Butterfield

1,575,000

1,575,000

--

Robyn Davis

2,250,000

2,250,000

--

Eltoya Deveaux

1,350,000

1,350,000

--

Eltura Deveaux

1,575,000

1,575,000

--

Eldica Fawkes

1,800,000

1,800,000

--

Minerva Forbes

2,025,000

2,025,000

--

Alisa Gibson

2,250,000

2,250,000

--

Hezekiah Gibson

1,800,000

1,800,000

--

Alphanette Grant

2,250,000

2,250,000

--

Koreh King

1,800,000

1,800,000

--

Iriana McPhee

2,250,000

2,250,000

--

Pettianne McPhee

2,025,000

2,025,000

--

Emily Morley

2,700,000

2,700,000

--

Franshot Morley

1,125,000

1,125,000

--

Vernita Moss

3,375,000

3,375,000

--

Neil Quant

2,250,000

2,250,000

--

Shari Quant

1,350,000

1,350,000

--

Hannah Rahming

2,250,000

2,250,000

--

Ana Smith

1,350,000

1,350,000

--

Julian Smith

2,250,000

2,250,000

--

Cynara Smith

2,250,000

2,250,000

--

Shenika Smith

1,350,000

1,350,000

--

Thomas Smith

2,250,000

2,250,000

--

Phyllis Sullivan

1,575,000

1,575,000

--

Cherice Sweeting

2,250,000

2,250,000

--

Lawson Sweeting

1,800,000

1,800,000

--

Carlos Thompson

2,250,000

2,250,000

--

Kim Thompson

1,800,000

1,800,000

--

Group B

Linda Yamas

200,000

200,000

--

Tyler Young

200,000

200,000

--

Justin Isaacs

200,000

200,000

--

Yonna Ilumin

200,000

200,000

--

Hyun Conger

300,000

300,000

--

Michael Lazcano

200,000

200,000

--

Peter Russo

500,000

500,000

--

Megan Wallace

200,000

200,000

--

SOR Services Inc.

200,000

200,000

--

Nguyen Pham

200,000

200,000

--

Porcelain Craft St.

200,000

200,000

--

Henry Hom

200,000

200,000

--

Florent Merle

200,000

200,000

--

Financial Buzz Media

200,000

200,000

--

Matthew Williams

34,000

34,000

--

Joseph Castelao

500,000

500,000

--

The controlling persons of the non-individual selling shareholders are:

Name

Controlling Person

SOR Services, LLC

John Demarr

Procelain Craft St.

Craig Hom

Financial Buzz Media

Jiang Yu

None of the selling shareholders:

(1)

has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)

has ever been one of our officers or directors; or

(3)

is a broker-dealer or affiliate of a broker dealer within the meaning of Section 3 of the Securities Exchange Act of 1934.

Until a market develops for our common stock these shares may be sold at a price of $0.05 per share.

If and when our common stock becomes quoted in the over-the-counter market, the shares owned by the selling shareholders may be sold at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions   as market conditions permit.

The shares of common stock may be sold by one or more of the following methods, without limitation:

•

a block trade in which a broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•

ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•

face-to-face transactions between sellers and purchasers without a broker/dealer.

In completing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.  As to any particular broker-dealer, this compensation might be in excess of customary commissions.  Neither we nor the selling stockholders can presently estimate the amount of such compensation.  Notwithstanding the above, no FINRA member will charge commissions that exceed 8% of the total proceeds from the sale.

The selling shareholders and any broker/dealers who act in connection with the sale of their securities may be deemed to be "underwriters" within the meaning of §2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the securities as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholder enters into an agreement to sell his or her securities to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed.  We will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

The selling shareholders may also sell their shares pursuant to Rule 144 under the Securities Act of 1933.

We have advised the selling shareholders that they, and any securities broker/dealers or others who sell the common stock or warrants on behalf of the selling shareholders, may be deemed to be statutory underwriters and will be subject to the prospectus delivery requirements under the Securities Act of 1933.  We have also advised each selling shareholder that in the event of a "distribution" of the securities owned by the selling shareholder, the selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed.  Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase securities of the same class as is the subject of the distribution.  A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods".  We have also advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any

"stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 200,000,000 shares of common stock. Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders.  Cumulative voting is not allowed; hence, the holders of a majority of our outstanding common shares can elect all directors.

Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities.  Our Board of Directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by our Board of Directors.  The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the Board of Directors.  Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock.  The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by our management.  As of the date of this prospectus, we had not issued any shares of preferred stock.

Transfer Agent

Empire Stock Transfer

1859 Whitney Mesa Drive

Henderson, NV 89014

INDEMNIFICATION

Our Bylaws authorize indemnification of a director, officer, employee or agent against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty.  In addition, even a director, officer, employee, or agent found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, or controlling persons pursuant to these provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (together with all amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus.  This prospectus does not contain all of the information in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission.  For further information, reference is made to the Registration Statement which may be read and copied at the Commission’s Public Reference Room.

We are subject to the requirements of the Securities Exchange Act of l934 and are required to file reports and other information with the Securities and Exchange Commission. Copies of any such reports and other information (which includes our financial statements) filed by us can be read and copied at the Commission's Public Reference Room.

The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Public Reference Room is located at 100 F. Street, N.E., Washington, D.C. 20549.

Our Registration Statement and all reports and other information we file with the Securities and Exchange Commission are available at www.sec.gov, the website of the Securities and Exchange Commission.

WADENA CORP.

DECEMBER 31, 2017 FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Wadena Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Wadena Corp. (the Company) as of December 31, 2017 and 2016, and the related statements of income, stockholders’ deficit, and cash flows for each of the years in the two year period ended December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the financial statements, the Company’s continued losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ LBB & ASSOCIATES LTD., LLP

We have served as the Company’s auditor since 2013.

Houston, Texas

March 29, 2018

WADENA CORP.

BALANCE SHEETS

	December 31, 2017	December 31, 2016
ASSETS

Current assets:
Cash	$ -	$ 1,671

Total currents assets	-	1,671

Property and equipment, net	1,184	2,728

Total assets	$ 1,184	$ 4,399

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:

Accounts payable	$ 4,879	$ 1,443

Accounts payable - related party	144,500	120,500

Notes payable	224,000	212,000

Notes payable - related party	38,488	17,100

Total current liabilities	411,867	351,043

Total liabilities	411,867	351,043

Commitments

STOCKHOLDERS' DEFICIT

Preferred stock, $0.001 par value, 500,000,000 shares authorized,
none issued and outstanding	-	-

Common stock, $0.001 par value, 200,000,000 shares authorized,
141,525,000 shares issued and outstanding at
December 31, 2017 and 2016, respectively	141,525	141,525

Additional paid in capital	(110,125)	(110,125)

Accumulated deficit	(442,083)	(378,044)

Total stockholders' deficit	(410,683)	(346,644)

Total liabilities and stockholders' deficit	$ 1,184	$ 4,399

The accompanying notes are an integral part of these financial statements.

WADENA CORP.

STATEMENTS OF OPERATIONS

	Year ended	Year ended
	December 31, 2017	December 31, 2016

Operating expenses:
Depreciation	$ 1,544	$ 1,544
General and administration	62,495	94,034

Total operating expenses	64,039	95,578

Net loss	$ (64,039)	$ (95,578)

Net loss per share:
Basic and diluted	$ (0.00)	$ (0.00)

Weighted average shares outstanding:
Basic and diluted	141,525,000	141,525,000

The accompanying notes are an integral part of these financial statements.

WADENA CORP.

STATEMENTS OF CASH FLOWS

	Year ended	Year ended
	December 31, 2017	December 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$ (64,039)	$ (95,578)

Adjustment to reconcile net loss to cash used in operating activities:

Depreciation expense	1,544	1,544

Net change in:
Accounts payable	3,436	(4,670)
Accounts payable - related party	24,000	28,000

CASH FLOWS USED IN OPERATING ACTIVITIES	(35,059)	(70,704)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable, related party	22,200	10,800
Proceeds from notes payable, unrelated parties	12,000	55,000
Repayments on notes payable, related party	(812)	-

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	33,388	65,800

NET CHANGE IN CASH	(1,671)	(4,904)

Cash, beginning of period	1,671	6,575

Cash, end of period	$ -	$ 1,671

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid on interest expenses	$ -	$ -

Cash paid for income taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements.

WADENA CORP.

STATEMENTS OF STOCKHOLDERS' DEFICIT

For the years ended December 31, 2017 and 2016

	Preferred Stock		Common Stock		Additional paid-in capital	Accumulated deficit	Total
	Shares	Amount	Shares	Amount

Balance, December 31, 2015	-	$ -	141,525,000	$ 141,525	$ (110,125)	$ (282,466)	$ (251,066)

Net loss	-	-	-	-	-	(95,578)	(95,578)

Balance, December 31, 2016	-	-	141,525,000	141,525	(110,125)	(378,044)	(346,644)

Net loss	-	-	-	-	-	(64,039)	(64,039)

Balance, December 31, 2017	-	$ -	141,525,000	$ 141,525	$ (110,125)	$ (442,083)	$ (410,683)

The accompanying notes are an integral part of these financial statements.

WADENA CORP.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2017

Note 1.

Basis of Presentation

General

The Company does not have a current operating business. On August 3, 2015, the Company entered into an agreement with New Benefits, Inc. to become a reseller.  As a reseller the Company intended to offer membership to healthcare benefits packages for New Benefits, Inc. under its own private label. The Company is no longer in this business. As of the date of this filing, the Company has not been successful in finding a viable business plan.

The Company’s activities are subject to significant risks and uncertainties including failure to secure additional funding to properly execute the Company’s business plan.

Note 2.

Summary of Significant Accounting Policies

The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  At December 31, 2017, the Company had not yet achieved profitable operations, has accumulated losses of $442,083 since its inception, has working capital deficit of $411,687, and expects to incur further losses in the development of its business, all of which raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances; however there is no assurance of additional funding being available.

Income Taxes

The Company uses the assets and liability method of accounting for income taxes.  Under the assets and liability method deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share

Basic loss per share is computed using the weighted average number of shares outstanding during the period.  Diluted loss per share has not been provided as it would be anti-dilutive.

Foreign Currency Translation

The Company's functional currency is United States ("U.S.") dollars as substantially all of the Company's operations use this denomination.  The Company uses the U.S. dollar as its reporting currency.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses would be included in Other Income (Expenses) on the Statement of Operations.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original purchase maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment is carried at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the useful lives as follows:

Furniture and fixtures

7 years

Equipment

5 years

Fair Value of Financial Instruments

The carrying value of cash, accounts payable and accrued liabilities and related party loan approximate their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting standards will have a material effect on the accompanying financial statements.

Note 3.

Related Party Transactions

The related party advances are due to the former director and President of the Company for funds advanced.  The advances are unsecured, non-interest bearing and have no specific terms for repayment. As of December 31, 2016, the advances totaled $17,100.

During the year ended December 31, 2017, the Company received advances in the aggregate amount of $22,200 from the President of the Company. The advances are unsecured, non-interest bearing and have no specific terms for repayment. As of December 31, 2017, the advances totaled $38,488.

Effective March 1, 2012, the Company agreed to pay the President of the Company $4,000 per month for management services if funds are available or to accrue such amount if funds are not available.  Effective July 1, 2016, the Company agreed to pay the President of the Company $2,000 per month for management services if funds are available or to accrue such amount if funds are not available.  Accounts payable – related party are the fees earned but not yet paid of $144,500 and $120,500 at December 31, 2017 and December 31, 2016, respectively.

	Year ended December 31, 2017	Year ended December 31, 2016

Management fees	$ 24,000	$ 36,000

Note 4.

Property and Equipment, net

Cost and accumulated depreciation of property and equipment as of December 31, 2017 and December 31, 2016 are as follows:

	December 31, 2017	December 31, 2016

Computers	$ 3,443	$ 3,443

Furniture and fixtures	6,000	6,000
Total	9,443	9,443
Less: Accumulated depreciation	(8,259)	(6,715)
Property and equipment, net	$ 1,184	$ 2,728

Depreciation expense charged to operations was $1,544 and $1,544 for the years ended December 31, 2017 and 2016, respectively.

Note 5.

Notes Payable

During the year ended December 31, 2017, the Company received loans in an aggregate of $12,000 from a shareholder. These loans, in addition to the loans previously entered into by the Company, are unsecured, non-interest bearing and have no specific terms for repayment. As of December 31, 2017, the loans totaled $224,000.

Note 6.

Income Taxes

A reconciliation of income tax provision to the provision that would be recognized under the statutory rates is as follows:

	December 31, 2017	December 31, 2016

Deferred tax asset attributable to:
Net operating loss	$ 21,000	$ 32,000
Valuation allowance	(21,000)	(32,000)
Net	$ -	$ -

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

	December 31, 2017	December 31 2016

Refund attributable to operating loss	$ 150,000	$ 128,000
Impact of change in tax rate	(57,500)
Valuation allowance	(92,500)	(128,000)
Net provision	$ -	$ -

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations.  The Company has chosen to provide an allowance of 100% against all available income tax loss carry forwards, regardless of their time of expiry.

As of December 31, 2017, the Company saw a decrease of approximately $57,500 in deferred tax assets from income tax loss carry forwards. The significant decline in the carry forwards was due the passage of the Tax Cuts and Jobs Act on December 20, 2017 that reduced effective tax rates for future periods to 21% from 34%. The decline in value of the income tax loss carry forwards has no impact on our statement of operations.

No provision for income taxes has been provided in these financial statements due to the net loss.  At December 31, 2017, the Company has net operating loss carry forwards, which expire commencing in 2031, totaling approximately $442,000, the benefit of which has not been recorded in the financial statements.

Note 7.

Subsequent Events

In the month of January 2018, the Company received advances in the aggregate amount of $4,879 from the President of the Company to cover December 31, 2017 expenses. The advances are unsecured, non-interest bearing and have no specific terms for repayment.    As the Bitcoin related merger prospect did not move forward Mr. J. Jacob Isaacs was reappointed president of the company on January 11, 2018.

WADENA CORP.

FINANCIAL STATEMENTS FOR PERIOD

ENDED JUNE 30, 2018

WADENA CORP.

BALANCE SHEET

(UNAUDITED)

ASSETS
	June 30, 2018	December 31, 2017

Current assets:
Cash	$ 106,359	$ -
Total currents assets	106,359	-
Property and equipment, net	412	1,184
Total assets	$ 106,771	$ 1,184

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$ 4,817	$ 4,879
Accounts payable - related party	150,341	144,500
Notes payable	244,000	224,000
Notes payable - related party	39,500	38,488
Total current liabilities	438,658	411,867
Total liabilities	438,658	411,867

STOCKHOLDERS' DEFICIT

Preferred stock, $0.001 par value, 500,000,000 shares authorized,
none issued and outstanding	-	-

Common stock, $0.001 par value, 200,000,000 shares authorized,
144,525,000 and 141,525,000 shares issued and outstanding at June 30, 2018 and
and December 31, 2017, respectively	144,525	141,525
Additional paid in capital	36,875	(110,125)
Accumulated deficit	(513,287)	(442,083)
Total stockholders' deficit	(331,887)	(410,683)
Total liabilities and stockholders' deficit	$ 106,771	$ 1,184
The accompanying notes are an integral part of these financial statements.

WADENA CORP.

STATEMENTS OF OPERATIONS

For the three and six months ended June 30, 2018 and 2017

(Unaudited)

	Three months ended June 30, 2018	Three months ended June 30, 2017	Six months ended June 30, 2018	Six months ended June 30, 2018

Operating expenses

Depreciation	$ 386	$ 386	$ 772	$ 772

General and administration	51,473	18,063	70,432	35,028

Total operating expenses	51,859	18,449	71,204	35,800

Net loss	$ (51,859)	$ (18,449)	$ (71,204)	$ (35,800)

Net loss per share

Basic and diluted	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.00)

Weighted average shares outstanding

Basic and diluted	142,471,154	141,525,000	142,000,691	141,525,000

The accompanying notes are an integral part of these financial statements.

WADENA CORP.

STATEMENTS OF CASH FLOWS

For the six months ended June 30, 2018 and 2017

(Unaudited)

	Six months ended	Six months ended
	June 30, 2018	June 30, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$ (71,204)	$ (35,800)

Adjustment to reconcile net loss to cash used in operating activities:
Depreciation expense	772	772
Net change in:
Accounts payable	(62)	(919)
Accounts payable - related party	5,841	12,000

CASH FLOWS USED IN OPERATING ACTIVITES	(64,653)	(23,947)

CASH FLOWS FROM FINANCING ACTIVITES:

Proceeds from sale of common stock	150,000	-
Proceeds from notes payable, related party	20,012	13,500
Payment on notes payable, related party	(19,000)	-
Proceeds from notes payable	20,000	12,000

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	171,012	25,500

NET CHANGE IN CASH	106,359	1,553

Cash, beginning of period	-	1,671
Cash, end of period	$ 106,359	$ 3,224

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid on interest expenses	$ -	$ -
Cash paid for income taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements.

WADENA CORP.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2018

(UNAUDITED)

Note 1.

Basis of Presentation

The accompanying unaudited interim financial statements of Wadena Corp. (“Wadena” or the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Annual Report filed with the SEC on Form 10-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for our interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2017, as reported in the Company’s Form 10-K, have been omitted.

Note 2.

General

The Company was incorporated in Nevada on January 21, 2011.  Since its incorporation, the Company has have attempted to become involved in a number of business ventures, all of which were unsuccessful and which it has abandoned.

In February 2018 the Company decided to become involved in the marijuana industry.

The Company now plans to own and operate medical and adult marijuana cultivation facilities, manufacturing facilities and dispensaries in California.  The first step in the Company’s business plan is to acquire licenses to cultivate, manufacture and sell marijuana.

The Company will attempt to acquire licenses from persons who have either applied for or been granted marijuana licenses in California.

The Company does not intend to acquire a license associated with a facility or dispensary which is in operation.

The Company may also apply for a marijuana cultivation, manufacturing or dispensary license in its own name.

The Company’s activities are subject to significant risks and uncertainties including the failure to secure the funding needed to properly execute the Company’s business plan.

We do not anticipate receiving cash flow from operations in the near future to satisfy our ongoing capital requirements. We are seeking financing in the form of equity capital in order to provide the necessary working capital. Our ability to meet our obligations and continue to operate as a going concern is highly dependent on our ability to obtain additional financing. We cannot predict whether this additional financing will be in the form of equity or debt, or be in another form. We may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, we may be unable to implement our current plans which circumstances would have a material adverse effect on our business, prospects, financial conditions and results of operations.

During the three months ended June 30, 2018 we sold 3,000,000 shares of our common stock to 13 persons in a private offering at a price of $0.05 per share.

Note 3.

Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At June 30, 2018 the Company had not yet achieved profitable operations, has accumulated losses of $513,287 and expects to incur further losses in the development of its business, all of which raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available.

Note 4.

Related Party Transactions

Notes payable-related party are due to the former director and President of the Company for funds advanced.  The advances are unsecured, non-interest bearing and have no specific terms for repayment. As of December 31, 2017, the notes totaled $38,488. During the period ended June 30, 2018, the Company received a note payable, net of a repayment, in the amount of $1,012 from the President of the Company. The note is unsecured, non-interest bearing and had no specific terms for repayment. As of June 30, 2018, the note payable totaled $39,500.

The Company is charged management fees by the former President of the Company when funds are available.  Effective March 1, 2012, the Company agreed to pay the President of the Company $4,000 per month for management services if funds are available or to accrue such amount if funds are not available.  Effective July 1, 2016, the Company agreed to pay the President of the Company $2,000 per month for management services if funds are available or to accrue such amount if funds are not available. Accounts payable – related party are the fees earned but not yet paid of $150,341 and $144,500 at June 30, 2018 and December 31, 2017,

respectively.  The table below shows management fees charged to expense for the periods indicated.

	Six months ended June 30, 2018	Six months ended June 30, 2017

Management fees	$ 12,000	$ 12,000

Note 5.

Notes Payable

During the period ended June 30, 2018, the Company received advances of $20,000 from an unrelated third party. The advances are unsecured, non-interest bearing and have no specific terms for repayment. As of June 30, 2018 and December 31, 2017 the advances totaled $244,000 and $224,000, respectively.

Note 6.

Equity Transactions

During the three months ended June 30, 2018 the Company sold 3,000,000 shares of its common stock to 13 persons in a private offering at a price of $0.05 per share.

Note 7.

Subsequent Events

On July 25, 2018 the Company entered into agreements with LGM, Org and Lean Green Machine, Inc. (collectively “LGM”) to acquire licenses LGM may be awarded by the state of California in Long Beach and the City of Commerce.  LGM has applied for licenses to operate cultivation and manufacturing facilities in these two cities.  A cultivation and manufacturing license, awarded together, is known as a “micro license”.

If LGM is awarded a micro license for Long Beach, the Company will issue LGM 35,381,250 shares of its common stock in consideration for the assignment of the license to the Company.

If LGM is awarded a micro license for the City of Commerce, the Company will issue LGM 35,381,250 shares of its common stock in consideration for the assignment of the license to the Company.

J. Jacob Isaacs, the Company’s only officer and director, and the owner of 78,750,000 shares of the Company’s common stock, will sell to the Company, for $100, the same number of shares which the Company may issue to LGM.

In July 2018, the Company sold 234,000 shares of common stock to two third party investors at a price of $0.05 per share, for a total proceeds of $11,700.

Management has evaluated subsequent events through the date that these financial statements were available to be issued.  Other than the foregoing, there have been no events that would required adjustment to or disclosure in the financial statements.

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY ............……………………………………………...

RISK FACTORS ………………………............………………………………….

DILUTION ………………………………………………………………………..

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS ……………………………

PROPOSED BUSINESS....................………………………………………………

MANAGEMENT ..……………………………………………………….………

PRINCIPAL SHAREHOLDERS………………………………………………….

SELLING SHAREHOLDERS ……………………………………………………

DESCRIPTION OF SECURITIES.........................................……………………..

INDEMNIFICATION ...................................................…………………………..

AVAILABLE INFORMATION..........................................………………………

FINANCIAL STATEMENTS…………………………………………………….

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Wadena Corp.  This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

PART II

Information Not Required in Prospectus

Item 13.   Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses payable by the Company in connection with this registration statement.

SEC Filing Fee	$415
Blue Sky Fees and Expenses	2,000
Legal Fes and Expenses	30,000
Accounting Fees and Expenses	5,000
Miscellaneous Expenses	2,585
TTOTAL	$40,000

All expenses other than the SEC filing fee are estimated.

Item 14.   Indemnification of Officers and Directors

The Nevada Revised Statutes provides that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the Company’s best interest.

Item 15.   Recent Sales of Unregistered Securities.

Between May and July, 2018, third party investors purchased 3,734,000 shares of the Company’s common stock at a price of $0.05 per share for gross proceeds of $186,700.

The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with issuance of the securities described above.  The persons who acquired these securities were sophisticated investors and were provided full information regarding the Company’s business and operations. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these securities acquired them for their own accounts. The certificates representing these securities will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration. No commission was paid to any person in connection with the sale of these securities.

Item 16.   Exhibits and Financial Statement Schedules

The following exhibits are filed with this Registration Statement:

Exhibit No.	Description

3.1	Articles of Incorporation, as amended (1)
3.2	Bylaws (2)
5	Opinion of Counsel
10.1	Option Agreement for Acquisition of Marijuana Licenses – Long Beach, California
10.2	Option Agreement for Acquisition of Marijuana Licenses – City of Commerce, California
23.1	Consent of Attorneys
23.2	Consent of Accountants

(1)

Incorporated by reference to Exhibit 3.1 filed with the Company’s registration statement on Form S-1 (File #333-207047).

(2)

Incorporated by reference to Exhibit 3.2 filed with the Company’s registration statement on Form S-1 (File #333-207047).

Item 17.

   Undertakings

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section l0 (a)(3) of the Securities Act:

(ii)

To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of l933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

 The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of l933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Hollywood, California, on the 11th day of September, 2018.

WADENA CORP.

By:

/s/ J. Jacob Isaacs

J. Jacob Isaacs

Chief Executive Officer

Pursuant to the requirements of the Securities Act of l933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Jacob Isaacs	Chief Executive, Financial and	September 11, 2018
J. Jacob Isaacs	Accounting Officer and a Director